UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) – May 18, 2023

COOPER-STANDARD HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware	001-36127	20-1945088
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

40300 Traditions Drive,	Northville	Michigan	48168
(Address of principal executive offices)			(Zip code)
Registrant’s telephone number, including area code (248) 596-5900

Check the appropriate box below in the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	CPS	New York Stock Exchange
Preferred Stock Purchase Rights	_	New York Stock Exchange
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company	☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On May 23, 2023, Ms. Joanna M. Totsky, the Senior Vice President, Chief Legal and Transformation Officer and Secretary of Cooper-Standard Holdings Inc. (the "Company"), notified the Board of Directors that she will be resigning from the Company, effective June 16, 2023, to pursue another opportunity outside of the automotive industry.
Item 5.07.    Submission of Matters to a Vote of Security Holders.

The Annual Meeting of Stockholders of the Company was held on May 18, 2023.  As of the record date, there were 17,138,518 shares of common stock outstanding and eligible to vote at the Annual Meeting. The holders of record of 14,108,416 shares of common stock were present or represented by proxy and entitled to vote at the meeting .  The matters voted on at the Annual Meeting and the results of the vote were as follows:

Proposal 1.    Election of Directors

The following individuals were elected to the Board of Directors for a term of one year, expiring at the 2023 Annual Meeting of stockholders.

Name	Votes For	Votes Against	Abstentions	Broker Non-Votes

John G. Boss	10,049,293	43,271	2,188	4,013,664
Jeffrey S. Edwards	9,983,729	102,015	9,008	4,013,664
Richard J. Freeland	9,948,528	143,647	2,577	4,013,664
Adriana E. Macouzet-Flores	9,988,290	104,296	2,166	4,013,664
David J. Mastrocola	9,978,407	114,223	2,122	4,013,664
Christine M. Moore	10,018,048	71,872	4,832	4,013,664
Robert J. Remenar	9,867,728	224,394	2,630	4,013,664
Sonya F. Sepahban	9,974,291	95,728	24,733	4,013,664
Thomas W. Sidlik	9,982,784	109,846	2,122	4,013,664
Stephen A. Van Oss	9,988,079	98,052	8,621	4,013,664
The nominations were made by the Board of Directors and no other nominations were made by any stockholder.

Proposal 2.    Advisory Vote on Named Executive Officer Compensation

The stockholders voted on an advisory basis to approve the compensation of the named executive officers, as disclosed in the proxy statement.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,250,677	493,138	350,937	4,013,664

Proposal 3.    Advisory Vote on the Frequency of Future Advisory Votes on Named Executive Compensation.

The stockholders voted on an advisory basis to hold future advisory votes on the compensation of the Company’s named executive officers every year.

One Year	Two Years	Three Years	Abstentions
9,248,566	16,343	480,566	349,277

Proposal 4.    Ratification of the Appointment of the Independent Registered Public Accounting Firm

The stockholders voted to ratify the appointment by the Company's Audit Committee of Ernst & Young LLP as the Company's independent registered public accounting firm for the fiscal year ending December 31, 2022.

Votes For	Votes Against	Abstentions	Broker Non-Votes
14,094,526	8,934	4,956	—

Proposal 5.    Approval of the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan.

The stockholders voted to approve the Cooper-Standard Holdings Inc. Amended and Restated 2021 Omnibus Incentive Plan.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,948,323	140,366	6,063	4,013,664

Proposal 6.        Ratification of the Company’s Section 382 Rights Agreement, dated as of November 7, 2022, between the Company and Broadridge Corporate Issuer Solutions, Inc.

The stockholders voted to approve the Company’s Section 382 Rights Agreement, dated as of November 7, 2022, between the Company and Broadridge Corporate Issuer Solutions, Inc.

Votes For	Votes Against	Abstentions	Broker Non-Votes
9,623,694	459,944	11,114	4,013,664

Item 9.01    Financial Statements and Exhibits.
(d) Exhibits.
The following exhibits are furnished pursuant to Item 9.01 of Form 8-K:
    Exhibit 104    The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Cooper-Standard Holdings Inc.
/s/ Joanna M. Totsky
Name:	Joanna M. Totsky
Title:	Senior Vice President, Chief Legal Officer and Secretary
Date: May 24, 2023